SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        HEURISTIC DEVELOPMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                                                95-4491750
(State of incorporation                                    (I.R.S. employee
 or organization                                            identification no.)

17575 Pacific Coast Highway, Pacific Palisades,  California             90272
(Address of principal executive offices)                              (zip code)


     Securities to be registered pursuant to Section 12(b) of the Act: None


        Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
                                Class A Warrants
                                Class B Warrants
                                (Title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

          The information called for by this Item 1 is incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-17635) filed with the Securities and Exchange Commission on December 11, 1996.

Item 2. Exhibits

     1.   Common Stock Certificate.

     2.   Specimen Class A Warrant Certificate.

     3.   Specimen Class B Warrant Certificate.

     4.   Form of Warrant Agreement.*

     5.   (a) Certificate of Incorporation of the Registrant.*

          (b)  By-Laws of the Registrant.*









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*    Filed as an exhibit to the Registrant's Registration Statement on Form SB-2
     (File No. 333-17635) filed with the Commission on December 11, 1996.


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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: January 9, 1997                      HEURISTIC DEVELOPMENT GROUP,  INC.


                                           By: /s/ Gregory L. Zink
                                               ----------------------------
                                               Gregory L. Zink, President






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